EXHIBIT 10.14

                        ENVIRONMENTAL INDEMNITY AGREEMENT

            ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement") made as of the 31st day of December, 2001, by FIBERCORE USA, INC., a Delaware corporation having an office at __________________________________ ("Guarantor"), in favor of the Employees' Retirement System of Alabama, an instrumentality of the State of Alabama established as a public corporation pursuant to Code of Alabama 1975,
Section 36-27-2 et seq. ("ERSA"), and the Teachers' Retirement System of Alabama ("TRSA"), an instrumentality of the State of Alabama established as a public corporation pursuant to Code of Alabama 1975, Section 16-25-2 et seq., having an office at 135 South Union Street, Montgomery, Alabama 36130, individually and as co-Lenders (ERSA AND TRSA hereinafter referred to individually and collectively as the context requires, as "Indemnitee") and other Indemnified Parties (defined below).

                                    RECITALS:

            A. Guarantor is the owner of certain real property more particularly described in Exhibit A attached hereto (said real property being referred to as the "Land"; the Land, together with all structures, buildings and improvements now or hereafter located on the Land, being collectively referred to as the "Property").

            B. lndemnitee is prepared to make a loan (the "Loan") to Guarantor in the principal amount of TWENTY TWO MILLION AND NO/100 DOLLARS ($22,000,000.00) pursuant to a Loan Agreement of even date herewith between Guarantor and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"), which Loan shall be evidenced by the Note (as defined in the Loan Agreement) and secured by, among other things, the Security Instrument (as defined in the Loan Agreement).

            C. Indemnitee is unwilling to make the Loan unless Guarantor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

            D. Guarantor is entering into this Agreement to induce Indemnitee to make the Loan.

                                    AGREEMENT

            In order to induce the Indemnitee to make the Loan to Guarantor, and in consideration of the substantial benefit each and every Guarantor will derive from the Loan:


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                              ARTICLE 1 DEFINITIONS

            Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:

            The term "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, that apply to Guarantor or the Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act and the Resource Conservation and Recovery Act.

            The term "Hazardous Materials" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," "pollutant" or other words of similar import within the meaning of any Environmental Law.

            The term "Indemnified Parties" means Indemnitee, any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by the Security Documents is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, attorneys, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of lndemnitee's assets and business).

            The term "Legal Action" means any claim, suit or proceeding, whether administrative or judicial in nature.

            The term "Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages,


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losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable attorneys' fees and other costs of defense).

            The term "Release" with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

                            ARTICLE 2 INDEMNIFICATION

            2.1 INDEMNIFICATION, Guarantor covenants and agrees at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Materials in, on, above, or under the Property, except to the extent arising from the active intentional conduct of the Indemnified Party; (b) any past, present or threatened Release of Hazardous Materials in, on, above, under or from the Property; (c) any activity by any Guarantor, any person or entity affiliated with any Guarantor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property or any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (d) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by any Guarantor, any person or entity affiliated with any Guarantor, and any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (e) the imposition, recording or filing or the threatened imposition, recording or filing of any environmental lien encumbering the Property; (f) any acts of any Guarantor, any person or entity affiliated with any Guarantor, and any tenant or other user of the Property in
(i) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials or (ii) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for remediation; and (g) any material misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any


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covenants or other obligations pursuant to this Agreement, the Loan Agreement or the Security Instrument relating to environmental matters.

            2.2 DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES.

            Upon written request by any Indemnified Party, Guarantor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Guarantor shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

            2.3 SUBROGATION. Guarantor shall take any and all reasonable actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Materials at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Guarantor's rights now or hereafter in such claims.

            2.4 INTEREST. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand therefor and, if not paid within thirty (30) days of such demand therefor, shall bear interest at a per annum rate equal to the lesser of (a) three percent (3%) plus the Default Interest Rate (as defined in the Loan Agreement) or (b) the maximum interest rate which Guarantor or any other Guarantor may by law pay or Indemnified Parties may charge and collect, from the date payment was due,

            2.5 SURVIVAL. The obligations and liabilities of Guarantor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Documents; provided, however, the obligations of Guarantor shall not apply to any Losses which Guarantor can establish arose as a result of the active intentional conduct of the Indemnified Party. Notwithstanding the above, Guarantor shall be released from its responsibility and obligations under this Agreement if the Project is sold with the consent of Lenders, and a substitute guarantor, approved by, and, in their sole discretion, acceptable to Lenders has assumed all of the terms conditions, covenants and obligations in this Agreement.

            2.6 NOTICE OF LEGAL ACTIONS. Each party hereto shall, within five
(5) Business Days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any governmental entity or any


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source whatsoever with respect to Hazardous Materials on, from or affecting the
Property, and (ii) any Legal Action brought against such party or related to the Property, with respect to which any Guarantor may have liability under this Agreement. Such notice shall comply with the provisions of Section 5.1 hereof,

            ARTICLE 3 - REPRESENTATIONS AND WARRANTIES AND COVENANTS

            3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Guarantor hereby makes the corporate authority representations and warranties and the environmental representations, warranties and covenants contained in Sections
2.1 of the Loan Agreement and agrees that the same are hereby made a part of this Agreement to the same extent and with the same force as if fully set forth herein.

                               ARTICLE 4 - GENERAL

            4.1 UNIMPAIRED LIABILITY. Except as provided in Section 2.5 hereof, the liability of Guarantor under this Agreement shall in no way be limited or impaired by, and Guarantor hereby consent to and agree to be bound by, any amendment or modification of the provisions of the Note, the Security Instrument or any other Loan Document to or with lndemnitee by any Guarantor or any person who succeeds any Guarantor or any person as owner of the Property. In addition, the liability of Guarantor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents limiting Indemnitee' s recourse to the Property or to any other security for the Note, or limiting Indemnitee' s rights to a deficiency judgment against Guarantor, (iv) the accuracy or inaccuracy of the representations and warranties made by Guarantor under the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents or herein, (v) the release of Guarantor or any other person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, lndemnitee's voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee's failure to record the Security Documents or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Guarantor and with or without consideration,

            4.2 ENFORCEMENT. Indemnified Parties may enforce the obligations of Guarantor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Security Instrument, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee


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from suing on the Note, foreclosing, or exercising any power of sale under, the
Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Guarantor pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Guarantor pursuant to the Loan, which Indemnitee is entitled to do in its sole discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Security Instrument for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Security Instrument, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Security Instrument; Guarantor is fully and personally liable for such obligations, and its liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

            4.3 WAIVERS. (a) Guarantor hereby waives (i) any right or claim of right to cause a marshalling of any Guarantor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Guarantor; (ii) and relinquish all rights and remedies accorded by applicable law to indemnitors or Guarantor, except any rights of subrogation which Guarantor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of lndemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Guarantor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

            (b) GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THE SECURITY DOCUMENTS, THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.


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                            ARTICLE 5 - MISCELLANEOUS

            5.1 NOTICES. All notices required or permitted hereunder shall be given and shall become effective as provided in the Loan Agreement. Notices to GUARANTOR shall be addressed as follows:

                  FiberCore USA, Inc.
                  708 Third Avenue
                  New York, NY 10017

            with a copy to:

                  Malcom Wattman, Esq.
                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, NY 10038

            5.2 NO THIRD-PARTY BENEFICIARY. The terms of this Agreement are for the sole and exclusive protection and use of Indemnified Parties. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of Indemnified Parties are not such excluded third party beneficiaries.

            5.3 DUPLICATE ORIGINALS - COUNTERPARTS. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder,

            5.4 NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Guarantor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

            5.5 HEADINGS. ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof,

            5.6 NUMBER AND GENDER; SUCCESSORS AND ASSIGNS. All pronouns and any variations thereof shall be deemed to refer to the masculine,


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feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "Guarantor" shall be deemed to refer to each and every person or entity comprising an Guarantor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of any Guarantor may be assigned except with the written consent of lndemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever,

            5.7 JOINT AND SEVERAL LIABILITY. If Guarantor consists of more than one person or entity, the obligations and liabilities of each such person and entity hereunder are joint and several.

            5.8 RELEASE OF LIABILITY. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

            5.9 RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which lndemnitee has under the Note, the Loan Agreement, the Security Instrument or the other Loan Documents or would otherwise have at law or in equity.

            5.10 INAPPLICABLE PROVISIONS. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

            5.11 GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of Alabama and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of Alabama.

            5.12 SUBMISSION TO JURISDICTION. With respect to any claim or action arising hereunder, Guarantor (a) irrevocably submit to the nonexclusive jurisdiction of the courts of the State of Alabama and the United States District Court for the Middle District of Alabama located in Montgomery, Alabama, and appellate courts from any thereof, and (b) irrevocably waive any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum


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                                       [GUARANTOR - BORROWER]

                                       FIBERCORE USA, INC.
                                       a Delaware corporation


                                       By:
                                           ------------------------------------

                                       Its:
                                           ------------------------------------


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            IN WITNESS WHEREOF, this Agreement has been executed by Guarantor and is effective as of the day and year first above written.

                                       [GUARANTOR - BORROWER]

                                       FIBERCORE USA, INC.
                                       a Delaware corporation


                                       By: /s/ Robert Lobban
                                           ------------------------------------
                                           Robert Lobban
                                           Its: Chief Financial Officer


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                                    EXHIBIT A

                     TO ENVIRONMENTAL INDEMNITY AGREEMENT BY
                       FIBERCORE USA, INC (as "Guarantor")
                                   In Favor of
                   EMPLOYEES' RETIREMENT SYSTEM OF ALABAMA and
                     TEACHERS' RETIREMENT SYSTEM OF ALABAMA
                               (As "Indemnitees")

                                   ----------

                        [Real Property Legal Description]

            LOT 1 OF THE AUBURN TECHNOLOGY PARK NORTH, AS SAME APPEARS IN THE RECORDS OF THE OFFICE OF THE JUDGE OF PROBATE FOR LEE COUNTY, ALABAMA AT:_______________________________________________________________.


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